UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

Consolidated-Tomoka Land Co.

(Exact name of Registrant as Specified in Its Charter)

Florida	001-11350	59-0483700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1140 N. Williamson Blvd., Suite 140	32114
	Daytona Beach, Florida	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On November 27, 2017, the Company announced that it had received from Wintergreen Advisers, LLC (“Wintergreen”) a shareholder proposal dated November 13, 2017, and a notice of intent to nominate three candidates for election to CTO’s board of directors (the “Board”) dated November 24, 2017 (collectively the “Wintergreen Materials”). Wintergreen has requested that the shareholder proposal and the director nominations be submitted for consideration by CTO’s shareholders at the Company’s 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting).  The shareholder proposal requests that the Board hire an independent adviser to maximize shareholder value by evaluating all options for the Company, including a sale or liquidation of CTO.  The three director nominees identified by Wintergreen are David J. Winters, Elizabeth N. Cohernour, and Evan H. Ho.

A copy of the press release announcing the receipt of the Wintergreen Materials is furnished as an exhibit to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release dated November 27, 2017

99.2	Letter dated November 13, 2017

99.3	Letter dated November 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: November 27, 2017	By:	/s/ Mark E. Patten
Mark E. Patten,
Senior Vice President and Chief Financial Officer